TO BUSINESS AND TECHNOLOGY EDITORS:

                Sonic Foundry Reports Third Quarter 2007 Results

     - GAAP revenue increased to $4.7 million, 31 percent year-over-year growth

     - Total billings reached $5.9 million, 56 percent increase over third quarter last year

     - GAAP EPS loss of $(0.04), non-GAAP EPS loss of $(0.03)

    MADISON, Wis., July 30 /PRNewswire-FirstCall/ -- Sonic Foundry(R) Inc. (Nasdaq: SOFO), a leader in automated rich media communications technology, today announced that total Q3 2007 GAAP revenues were up 31 percent to $4.70 million, compared with the same quarter last year. GAAP net loss for the quarter was $1.59 million or 4 cents per diluted share, compared to 2 cents per share in Q3 2006. Non-GAAP net loss was $1.22 million or 3 cents per share, which primarily excludes from the GAAP figure all non-cash related expenses of stock compensation, depreciation and amortization. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release. Total quarterly billings, which include deferred revenues related to services, software-as-a-service sales (SaaS) and support fees were $5.93 million, an increase of 56 percent from Q3 2006.

    "Our billings for the quarter, which reflect current as well as future GAAP revenues, accelerated once again and reflect the continued diversification of our revenue streams," said Sonic Foundry chairman and CEO Rimas Buinevicius. "In addition to support and maintenance fees, our hosting fees and software-as-a-service revenues continue to build as a higher percentage of our overall business. Coupled with this, we witnessed strong seasonal licensed software revenues from our education customers."

    Service billings, comprised of SaaS and support contracts, installation, training, rental, event and content hosting services, were $2.17 million, approximately 38 percent of net billings for the quarter and an increase of 136 percent over the $918,000 the company billed in the third quarter of fiscal 2006. Hosting and event billings increased significantly to $703,000 from $146,000 in the third quarter of fiscal 2006. At June 30, 2007, an accumulated $3.12 million of unearned revenue was billed and deferred for services to be recognized in upcoming quarters.

    As reported previously, the company expected sales to higher education customers to contribute strongly to the third quarter. Education institutions represented 58 percent of the customer mix followed by corporations at 26 percent and government at 8 percent. Key customer acquisitions included multiple law and business schools (Florida State University, New York Law School, Washington University of St. Louis, University of Chicago Graduate School of Business, University of Colorado - Leeds School of Business); international education leaders (University of Central England, Royal Holloway University); state government agencies (California Department of Health Services, New York State Controller, South Africa National Institute for Communicable Diseases, Tennessee Department of Finance and Administration); premier health facilities (Ochsner Clinic, Phoenix Children's Hospital); and top corporations (Accenture, Bristol Myers Squibb, Dell, Esker, Sub-Zero, Weyerhaeuser).

    During the quarter, the company continued establishing enterprise agreements with strategic customers who plan to expand their overall footprint for webcasting, content management and advanced search technology. In addition, the company is now engaged with its first customers seeking search services, including the automatic tagging, managing and accessing of rich media information within their growing content repositories. Increases in operating expenses were largely due to these up front investments in new product and service offerings, additional recruitment of technical personnel and continued growth in the sales and marketing organization.

    Total gross margins for the third quarter of fiscal 2007 were 74 percent compared to 78 percent in the previous year. "Our gross margins were slightly lower in the quarter, primarily because of higher licensed software and recorder sales to enterprise accounts, while a significant portion of higher margin service fees was deferred", said Ken Minor, Sonic Foundry chief financial officer. "Future quarterly gross margins should increase as service revenues are recognized at a greater percentage, and operating cash flow in our business model is expected to benefit from up front collections on billings related to yearly service contracts."

    During the third quarter, the company introduced the Mediasite Now pilot program, a SaaS offering that enables organizations to begin mediasiting presentations and courses more rapidly, avoiding IT challenges, network infrastructure issues and the time and expense of data center management and associated personnel costs. Through this hosted model, the company provides preconfigured rich media recorders and access to Sonic Foundry's hosted content management system on a yearly subscription basis. As part of this services growth, the company also forged marketing partnerships with leading vertical publications and associations including the Chronicle of Higher Education, Oracle Development Tools User Group and National Association of State CIOs. Sonic Foundry is now hosting over 90 customers, a 60 percent increase in the last three months.

    "Over the course of 2007, we extended the scope of our offerings to meet the demands of our growing customer base," said Buinevicius. "We are building our business around our customers' expanding needs, a strategy that has resulted in hosting capabilities in addition to licensed software and appliances. Likewise, we are now honing our rich media search offering with our first customers, working together to better structure and search their knowledge libraries like never before. We expect continued growth in the scope and scale of both our products and services as demand for rich media communications continues to rise."

    Sonic Foundry will host a Mediasite webcast today to discuss its third quarter 2007 results at 3:30 p.m. CT/4:30 p.m. ET. It will use Mediasite to webcast the presentation for both live and on-demand viewing. To access the presentation, go to http://www.sonicfoundry.com/q307. An archive of the webcast will be available for 30 days.

                        EXPLANATION OF NON-GAAP MEASURES

    To supplement our financial results presented on a GAAP basis, we use the measure of non-GAAP net loss in our financial presentation, which exclude certain non-cash costs. These costs include stock-based compensation which we believe is helpful in understanding our past financial performance and our future results. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

         -- Stock-based compensation expenses: We adopted FASB Statement No. 123R, Share-Based Payments, on October 1, 2005, under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we were required to record stock-based compensation expenses at intrinsic value, which was zero since we only issue stock options at the market price of our stock on the date issued. In accordance with the modified prospective method, our financial statements for prior periods have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation is a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. As a result, we continue to evaluate our business performance excluding stock-based compensation expenses.

         -- Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our pro-forma net loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization expenses will recur in future periods.

    About Sonic Foundry(R), Inc.

    Founded in 1991, Sonic Foundry (Nasdaq: SOFO) is a technology leader in the emerging rich media communications marketplace, providing enterprise solutions and services that link an information driven world. Ziff Davis Media's Baseline Magazine named Sonic Foundry to its list of the top ten fastest-growing software companies with sales under $150 million. Sonic Foundry is changing the way organizations communicate via the Web and how people around the globe receive vital information needed for work, professional advancement, safety and education. The company's integrated Webcasting and Web presentation solutions are trusted by Fortune 500 companies, education institutions and government agencies for a variety of critical communication needs. Sonic Foundry is based in Madison, WI. For more information about Sonic Foundry, visit the company's Website at www.sonicfoundry.com.

    Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

                               Sonic Foundry, Inc.
                           Consolidated Balance Sheets
                      (in thousands, except for share data)
                                   (Unaudited)


                                                                                     June 30,                September 30,
                                                                                      2007                      2006
        Assets
        Current assets:
        Cash and cash equivalents                                                     $8,354                    $2,751
         Accounts receivable, net of allowances
          of $260 and $160                                                             5,679                     3,442
         Inventories                                                                      85                       398
         Prepaid expenses and other current assets                                     1,103                       399
           Total current assets                                                       15,221                     6,990
        Property and equipment:
         Leasehold improvements                                                          975                       893
         Computer equipment                                                            2,295                     2,275
         Furniture and fixtures                                                          461                       422
           Total property and equipment                                                3,731                     3,590
           Less accumulated depreciation                                               1,392                     1,296
             Net property and equipment                                                2,339                     2,294
        Other assets:
         Goodwill and other intangibles, net of
          amortization of $1,401 and $1,346                                            7,599                     7,628
        Total assets                                                                 $25,159                   $16,912

        Liabilities and stockholders' equity Current liabilities:
         Accounts payable                                                             $1,465                    $1,521
         Accrued liabilities                                                           1,115                     1,225
         Unearned revenue                                                              3,122                     2,005
         Current portion of notes payable                                                342                         -
         Current portion of capital lease obligation                                      44                        41
         Total current liabilities                                                     6,088                     4,792

         Long-term portion of capital lease obligation                                   107                        78
         Long-term portion of notes payable                                              630                         -
         Other liabilities                                                               371                       441
         Total liabilities                                                             7,196                     5,311

        Stockholders' equity:
         Preferred stock, $.01 par value, authorized
          5,000,000 shares; none issued and outstanding                                    -                         -
         5% preferred stock, Series B, voting,
          cumulative, convertible, $.01 par value
          (liquidation preference at par), authorized
          10,000,000 shares, none issued and outstanding                                   -                         -
         Common stock, $.01 par value, authorized
          100,000,000 shares; 35,657,337 and 32,266,217
          issued and 35,530,170 and 32,195,967
          outstanding at June 30, 2007 and September 30,
          2006, respectively                                                             357                       322
         Additional paid-in capital                                                  183,292                   172,033
         Accumulated deficit                                                       (165,491)                 (160,560)
         Receivable for common stock issued                                             (26)                      (26)
         Treasury stock, at cost, 127,167 shares at
          June 30, 2007, and 70,250 shares at
          September 30, 2006                                                           (169)                     (168)
         Total stockholders' equity                                                   17,963                    11,601
        Total liabilities and stockholders' equity                                   $25,159                   $16,912

                               Sonic Foundry, Inc.
                      Consolidated Statements of Operations
               (in thousands, except for share and per share data)
                                   (Unaudited)

                                                      Three Months Ended                               Nine Months Ended
                                                           June 30,                                        June 30,
                                                 2007                     2006                    2007                    2006

        Revenue:
        Product                                  $3,544                  $2,967                  $9,028                  $6,601
        Services                                  1,148                     663                   2,939                   1,730
        Other                                        10                      17                      29                     141
        Total revenue                             4,702                   3,647                  11,996                   8,472
        Cost of revenue:
        Product                                   1,095                     812                   2,628                   2,233
        Services                                    131                       -                     262                       -
        Total cost of revenue                     1,226                     812                   2,890                   2,233
        Gross margin                              3,476                   2,835                   9,106                   6,239

        Operating expenses:
        Selling and marketing
         expenses                                 3,353                   2,101                   8,900                   5,569
        General and
         administrative expenses                    952                     744                   3,027                   2,206
        Product development
         expenses                                   837                     593                   2,318                   1,671
           Total operating
            expenses                              5,142                   3,438                  14,245                   9,446
        Loss from operations                    (1,666)                   (603)                 (5,139)                 (3,207)

        Other income, net                            77                      20                     208                      65
        Net loss                               $(1,589)                  $(583)                $(4,931)                $(3,142)

        Net loss per common share:
         - basic and diluted                    $(0.04)                 $(0.02)                 $(0.14)                 $(0.10)


        Weighted average
         common shares
         - basic and
         diluted                             35,504,939              31,994,713              34,400,290              31,663,048

                        Q3 Fiscal 2007 Financial Results
                 Non-GAAP Consolidated Statements of Operations
                                 (in thousands)

                                                       Three Months Ended                              Three Months Ended
                                                            June 30,                                        June 30,
                                          2007                                2007           2006                             2006
                                          GAAP           Adj(1)             Non-GAAP         GAAP          Adj(1)           Non-GAAP
        Revenues                           $4,702              -              $4,702          $3,647              -           $3,647

        Cost of revenue                     1,226              -               1,226             812           (92)              720

        Total Operating
         expenses                           5,142          (365)               4,777           3,438          (196)            3,242

        Operating
         income                           (1,666)            365             (1,301)           (603)            288            (315)

        Other income                           77              -                  77              20              -               20

        Net income                       $(1,589)           $365            $(1,224)          $(583)           $288           $(295)

        Diluted earnings
         per share                        $(0.04)          $0.01             $(0.03)         $(0.02)          $0.01          $(0.01)


        (1) Adjustments consist of the following:


        Amortization
         (in COGS)                                             -                                                 92

        Amortization
         (in G&A)                                              1                                                  -

        Depreciation
         (in G&A)                                            161                                                 92
        Stock-based
         compensation(2)                                     203                                                104

        Total non-GAAP
         adjustments                                         365                                                288


        (2) Stock-based compensation is included in the following GAAP operating expenses:

                                                   Three Months Ended                              Three Months Ended
                                                        June 30,                                        June 30,
                                         2007                             2007             2006                             2006
                                         GAAP          Adj              Non-GAAP           GAAP          Adj              Non-GAAP

        Sales and
         marketing                        129          (129)                   -              63           (63)                -
        Research and
         development                       46           (46)                   -              27           (27)                -
        General and
         administrative                    28           (28)                   -              14           (14)                -

        Total stock-based
         compensation                     203          (203)                   -             104          (104)                -


SOURCE  Sonic Foundry Inc.